UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2011

New World Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	033-91432	02-0401674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Center Ave., Suite 202 Bay City MI	48708

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 891-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01  Other Events.

Effective February 28, 2011, New World Brands, Inc. (the “Company”) had its stock quotation under the symbol “NWBD” deleted from the OTC Bulletin Board (the “OTCBB”).  The symbol was deleted for factors beyond the Company’s control due to various market makers electing to shift their orders from the OTCBB.  As a result of not having a sufficient number of market makers providing quotes on the Company’s common stock on the OTCBB for four consecutive days, the Company was deemed deficient in maintaining a listing standard at the OTCBB pursuant to Rule 15c2-11.  That determination was made entirely without the Company’s knowledge.

The Company now trades exclusively on the OTCQB, a new electronic interdealer quotation system comparable to the OTCBB whereby all SEC registered companies quoted on the OTC market are eligible to trade.  In the past year, there has been a significant drop off in the number of market makers that quote Bulletin Board stocks as trading has been shifting to the OTCQB.

Shares of the Company’s common stock remain tradable under the symbol “NWBD” on the OTCQB.  Investors can obtain a quote on the Company’s common stock by going to www.otcmarkets.com and searching under the symbol “NWBD”.

The Company remains current in all its required SEC filings and with regulators in the jurisdictions in which it operates.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD BRANDS, INC.

Date: March 7, 2011

By: /s/ Nitin M. Amersey                             _

        Nitin M. Amersey

        Chief Executive Officer and Chairman